                                                             EXHIBIT 10 (RRR)
                        FIFTH AMENDED AND RESTATED NOTE

                                             Dated as of: December 15, 1998
                                             Philadelphia, PA

         For value received and intending to be legally bound, EQK REALTY INVESTORS I ("Maker"), a Massachusetts business trust whose address is 5775 Peachtree-Dunwoody Road, Suite 200-D, Atlanta, Georgia 30342, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (successor by merger to Provident National Bank), a national banking association organized and existing under the laws of the United States of America (hereinafter called "Payee"), at Real Estate Banking Division, 1600 Market Street, Philadelphia, Pennsylvania 19103 or such other place as Payee may designate in writing, the principal sum of ONE MILLION FIVE HUNDRED EIGHTY THOUSAND FOUR HUNDRED TWENTY DOLLARS ($1,580,420) lawful money of the United States of America, or so much thereof as shall have been advanced, together with interest on the outstanding principal balance thereof at a rate or rates per annum (the "Interest Rate") as provided in the Second Amended and Restated Loan Agreement dated December 16, 1992 between Maker and Payee, as amended by a First Amendment to Second Amended and Restated Loan Agreement dated as of December 15, 1995, a Second Amendment to Second Amended and Restated Loan Agreement (the "Second Amendment") dated as of December, 1996, a Third Amendment to Second Amended and Restated Loan Agreement (the "Third Amendment") dated June 15, 1998 and a Fourth Amendment to Second Amended and Restated Loan Agreement (the "Fourth Amendment") dated the date hereof (collectively, the "Loan Agreement"). All interest shall be calculated in accordance with the Loan Agreement.

          The Note shall be payable as follows:

                  (a) Interest from and including December 1, 1998 through December 14, 1998 on the outstanding principal balance of the Prior Note at the interest rate set forth in the Prior Note shall be paid by Maker to Payee on January 1, 1999.

                  (b) Interest from and including December 15, 1998 (the "Effective Date") through December 30, 1998 on the outstanding principal balance hereof shall be paid by Maker to Payee at the Interest Rate on January 1, 1999.

                  (c) Interest on the outstanding principal balance shall be paid by Maker to Payee at the Interest Rate (the "Provident Monthly Interest Payment") commencing on the first day of February, 1999 and on the first day of each month thereafter until the earlier of: (i) June 15, 1999; (H) the termination or dissolution of the Maker; or (iii) the sale or refinancing of the Harrisburg Mall (as hereinafter defined) (the "Maturity Date").

         On the Maturity Date, the entire amount of principal outstanding shall be due and payable in full together with all unpaid accrued interest.

         If Maker pays all or any portion of the outstanding principal balance prior to the Maturity Date (whether a voluntary payment or acceleration or otherwise), Maker shall pay to Payee the amounts as set forth in Section 3 of the Loan Agreement.

         If the Maker fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, the Maker shall also pay to the Payee a late charge equal to five percent (5%) of the amount of such payment. Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Payee's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise of the Payee of any rights and remedies hereunder, under the Loan Agreement or any other documents in connection therewith or under applicable laws, and any fees and expenses of any agents or attorneys which the Payee may employ.

         This Note was issued by Maker to Payee pursuant to the Loan Agreement, all of the terms of which are incorporated herein by reference.

         This Note continues to be secured by and entitled to all the benefits of (i) a Mortgage and Security Agreement dated December 16, 1992 from Maker for the benefit of Payee, secured upon certain land and improvements thereon in Dauphin County, Pennsylvania (the "Harrisburg Mall") and recorded in the office for the recording of deeds in and for said County (the "Harrisburg Mortgage");
(ii) an Assignment of Lessor's Interest in Leases for the Harrisburg Mall (the "Lease Assignment") dated December 16, 1992 between Maker and Payee; and (iii) security interests (the "Security Interests") granted to Payee under the Loan Agreement (the Mortgage, the Lease Assignment and the Security Interests are hereinafter collectively called the "Collateral"). Reference to the Loan Agreement and the Collateral is made for a description of the properties mortgaged, secured and pledged as security for this Note, the nature and extent thereof, the rights of the holder of this Note and the Maker in respect of such security and otherwise, and the terms upon which this Note is issued.

         If any event of default as defined in the Loan Agreement or the Collateral (an "Event of Default") should occur, the entire unpaid balance of said principal sum with interest accrued thereon at the rate hereinbefore specified to the date of said default and thereafter at the lower of (i) five percent (5%) above the rate then extant hereunder or (ii) the highest aggregate rate of interest permitted by law, and all other sums due by Maker hereunder or under the provisions of the Collateral or the Loan Agreement, shall at the option of Payee and without notice to Maker become due and payable immediately, anything herein or in the Collateral or the Loan Agreement to the contrary notwithstanding; and payment of the same may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note or in the Collateral or in the Loan Agreement; and in such case Payee may also recover all costs of suit and other expenses in connection therewith, including a reasonable attorney's fee for collection.

         MAKER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT TO APPEAR FOR MAKER IN ANY SUCH COURT, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM OR TIME THERE OR ELSEWHERE TO BE HELD AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST MAKER IN FAVOR OF PAYEE FOR ALL SUMS DUE OR TO BECOME DUE BY MAKER TO PAYEE UNDER THIS NOTE, WITH COSTS OF SUIT AND RELEASE OF ERRORS AND WITH THE GREATER OF FIVE PERCENT (5%) OF SUCH SUM OR $5,000 ADDED AS A REASONABLE ATTORNEY'S FEE AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. SUCH AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, AND JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFOR.

         MAKER ACKNOWLEDGES THAT THE PROVISIONS FOR CONFESSION

OF JUDGMENT CONTAINED IN THE ABOVE PARAGRAPH WAIVE ANY RIGHT TO A HEARING THAT WOULD OTHERWISE BE A CONDITION TO THE PAYEE'S OBTAINING THE JUDGMENT AUTHORIZED BY SUCH PARAGRAPH, AND THAT THE JUDGEMENT SO OBTAINED WILL CONSTITUTE A LIEN ON THE PROPERTY OF MAKER IN THE COUNTY WHERE THE JUDGMENT IS ENTERED.

         The remedies of Payee as provided herein, in the Collateral or in the Loan Agreement shall be cumulative and concurrent, and may be pursued singly, successively or together against Maker and/or the property covered by the Collateral and/or any other property mortgaged, pledged or assigned to Payee as security for this Note, at the sole discretion of Payee, and such remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur; provided, however, the exercise of any such remedies shall be subject to the terms of the Intercreditor Agreement between Maker, Payee and Prudential dated December 16, 1992.

         Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note or of the Loan Agreement or the Collateral, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any of the property covered by the Collateral or any other property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution or providing for any stay of execution, exemption from civil process or extension of time for payment, as well as the right of inquisition on any real estate that may be levied upon under a judgment obtained by virtue hereof, and Maker hereby voluntarily condemns the same and authorizes the entry of such voluntary condemnation on any writ of execution issued thereon, and agrees that such real estate may be sold upon any such writ in whole or in part in any order desired by Payee.

         Maker and all indorsers, sureties and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Loan Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee; and Maker and all indorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of the Collateral, or any part thereof, or any property now or hereafter securing this Note with or without substitution, and agree that additional makers, indorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

         Payee shall not by any act of omission or commission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

         Maker shall pay the cost of any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note or the Collateral; and if any taxes be imposed with respect to debts secured by mortgages or deeds of trust, or with respect to notes evidencing debts so secured, Maker agrees to pay to the holder hereof upon demand the amount of such taxes, and hereby waives any contrary provisions of any laws or rules of court now or hereafter in effect.

         Notwithstanding any provision contained herein, the total liability of Maker for payment of interest pursuant hereto, shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received from Maker, and if any payments by Maker include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Maker. Any such application or refund shall not cure or waive any Event of Default. In determining whether or not any interest payable under this Note or the Loan Agreement or the Collateral exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Note to be "interest"), including without limitation prepayment premiums and late charges, shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

         If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of the Note.

         The words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include the respective successors and assigns of Payee and Maker. This instrument shall be construed according to and governed by the substantive laws of the Commonwealth of Pennsylvania.

         MAKER ACKNOWLEDGES THAT THIS NOTE CONTAINS CONFESSION OF JUDGMENT LANGUAGE AND MAKER HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE. MAKER FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

         The Amended and Restated Declaration of Trust establishing Maker dated February 27, 1985, as amended (the "Declaration"), provides and Payee agrees that neither the Shareholders nor the Trustees (as such terms are defined in the Declaration) nor officers, employees or agents of the Trust shall, in their respective capacities as such, be personally liable, jointly or severally, for payment of the principal of or interest hereunder or any other amount due under the Loan Agreement, and all persons shall look solely to the Trust Estate (as defined in the Declaration), for the payment of any claim hereunder or under the Loan Agreement or the performance hereof or thereof.

         This Note is intended to amend and restate that certain Amended and Restated Note from Maker in favor of Payee dated December 16, 1992 in the face amount of $3,525,000, as amended and restated by a certain Second Amended and Restated Note from Maker in favor of Payee dated as of December 15, 1995 in the principal amount of $1,587,430 as amended and restated by a certain Third Amended and Restated Note from Maker in favor of Payee dated as of December 15, 1996 in the principal amount of $1,585,010.00 and as amended and restated by a certain Fourth Amended and Restated Note from Maker in favor of Payee dated as of June 15,

1998 in the principal amount of $1,581,769.00 (collectively, the "Prior Note") in its entirety as set forth herein with respect to the unpaid principal balance of the Prior Note as of the date hereof. This Note evidences the same indebtedness evidenced by the Prior Note, reduced by the amount of principal payments made by Maker from the date of the Prior Note through the date hereof and is entitled to all of the security and rights afforded the Prior Note. This Note does not constitute, nor is it intended to be, a novation of the Prior Note.

         IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above mentioned.

                                         EQK REALTY INVESTORS I, a
                                         Massachusetts business trust

                                         By: Don Henry
                                             ------------------------------
                                         Name: Don Henry
                                              -----------------------------
                                         Title: VP
                                               ----------------------------